Power of Attorney - Robert Darwent

This power of attorney is made the 10th day of March 2008 by Robert Darwent whose service address is 21 Grosvenor Place, London, SW1X 7HF (the "Appointer").

The Appointer hereby irrevocably makes, constitutes and appoints Janet Mary Dunlop whose service address is 21 Grosvenor Place, London, SW1X 7HF (the "Attorney")
for so long as she is a member of Lion Capital LLP, as his true and lawful attorney with full power and authority in his name and on his behalf:

to agree the form and contents of, and where appropriate to sign or to execute and deliver, any documents or deeds to be executed by the Appointer in his own capacity in relation to any companies, limited liability partnerships or other vehicles which are connected with the business of Lion Capital LLP (including Lion Capital LLP,
Lion Capital General Partner II LLP, Lion Capital Carry II L.P., Lion Capital General Partner LLP, Lion Capital Carry L.P., Lion Capital Fund II L.P.,
Lion Capital Fund II B L.P., Lion Capital Fund II SBS L.P., Lion Capital Fund I, L.P., Lion Capital Fund I A, L.P., Lion Capital Fund I B, L.P.,
Lion Capital Fund I C, L.P., or Lion Capital Fund I SBS, L.P. and whether established at the date hereof or in the future) (the "Lion Entities") to include inter alia
(but not limited to) any documents or deeds relating to the following:

a) any filing of forms relating to any Lion Entity or any other matter ensuring that a Lion Entity complies with any laws or regulations;
b) the Confidentiality Order granted to the Appointer and any filings of forms and notification letters in connection therewith,

and to take such other actions in connection with the above as the Attorney feels is necessary or appropriate.

The Appointer undertakes to ratify and confirm any action taken lawfully by the Attorney pursuant to this power of attorney and to indemnify the Attorney against all and any actions, damages, expenses, costs and claims which may be suffered by or made against her pursuant to the bona fide exercise by her of her power pursuant to this power of attorney.  This power of attorney is governed by and is to be construed in accordance with English law.

IN WITNESS whereof this Deed has been executed and is hereby delivered on the 10th day of March 2008.

      Signed as a deed by:
      /s/ Robert Darwent
      Robert Darwent

      in the presence of:
      Elizabeth Conlin
      [signature of witness]
      Elizabeth Conlin
      [print name of witness]

      Address
      34 Comeragh Road
      London, W14 9HR

      Occupation
      Personal Assistant